Exhibit 99.2

Canadian Certification Form

TO BE COMPLETED BY REGISTERED HOLDERS OF OLD U.S. NOTES THAT ARE CANADIAN

RESIDENTS AND BY REGISTERED HOLDERS HOLDING OLD U.S. NOTES ON BEHALF OF

BENEFICIAL OWNERS THAT ARE CANADIAN RESIDENTS (See Instruction 6)

One copy of this Canadian Certification Form must be completed for each beneficial owner that is a Canadian resident.

Information relating to Canadian participants in The Charles Schwab Corporation’s (“CSC”) exchange offers in respect of the four series of notes issued by TD Ameritrade Holding Corporation (collectively, the “Old Notes”) described in the table set forth in the prospectus of CSC dated August 24, 2021 (the “Prospectus”) for (a) four new series of notes issued by CSC (the “CSC Notes”), of which each CSC Note will have an interest rate and maturity that is the same as the interest rate, interest payment dates and maturity of the applicable series of tendered Old Notes, as well as substantially the same optional redemption provisions, as the applicable series of Old Notes, as described in the Prospectus, and (b) an additional cash payment in the amount set forth in the Prospectus.

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The undersigned has completed the following and acknowledges that CSC is relying on such information in respect of itself as the beneficial owner of Old Notes or on behalf of all beneficial owners on behalf of which the undersigned is acting. If the space provided below is inadequate, list the certificate numbers, CUSIP numbers, principal amounts and other information on a separately executed schedule and affix the schedule to this Canadian Certification Form.

For greater certainty, if the undersigned is a depository, custodian, nominee or other intermediary completing this Canadian Certification Form on behalf of beneficial owners on behalf of which the undersigned in acting, the information provided below must relate to such beneficial owners, not the undersigned.

Notwithstanding the foregoing, a portfolio manager or dealer exchanging Old Notes on behalf of one or more fully managed accounts should only complete a single form for all such accounts, with the portfolio manager or dealer named as the beneficial owner.

If a person outside Canada has full discretion to trade securities for the account of a client in Canada without requiring the client’s express consent to a transaction, this Canadian Certification Form is not required to be completed.

Please deliver this form to Global Bondholder Services Corporation (e-mail is the preferred method):

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By E-mail: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway, Suite 404 New York, New York 10006 Attention: Corporate Actions

For any questions regarding this Canadian Certification Form please call Global Bondholder Services Corporation at the following phone numbers: Bank and Brokers Call Collect: (212) 430-3774; All Others, Please Call Toll-Free: (866) 470-3900.

Full Legal Name(s), Address(es), Postal Code, Telephone No.(s) and Email address of such beneficial owner	The paragraph letter in the definition of “accredited investor” in section 1.1 of NI 45-106 that applies to the beneficial owner (select only one from list in Schedule A hereto)	If the beneficial owner is a “permitted client” as defined in NI 31-101 please indicate Yes (Y) or No (N) below	Series/ Title of Security	CUSIP Number of Tendered Old Note(s)	VOI Number	DTC Participant Number	Certificate Number(s)	Principal Amount Tendered

By:		Institution:
(Signature)
Name:		Address:
Title:
(City/State/Postal Code)
Dated:
(Country)
Telephone:
(including country code)
E-Mail:

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Schedule A

Accredited Investor Definition

Derived from section 1.1 of National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”) for purposes of the chart above

“accredited investor” means:

(a)	except for a beneficial owner resident in Ontario, a Canadian financial institution, or a Schedule III bank,

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d)

(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds C$1,000,000,

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000,

(k)

an individual whose net income before taxes exceeded C$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l)	an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,

(m)

a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements and such person has not been created or used solely to purchase or hold securities as an accredited investor,

(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment), or 2.19 (Additional investment in investment funds) of NI 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106,

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or

(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

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